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                                                                      Exhibit 21

                           Subsidiaries of the Company
                             As of December 31, 2001

                                                                  State of
                                                              Incorporation or
                         Name                                   Organization
                         ----                                   ------------

Nationwide Health Properties Finance Corporation ...........     Delaware
MLD Financial Capital Corporation ..........................     Delaware
MLD Wisconsin SNF, Inc. ....................................     Wisconsin
MLD Delaware Trust .........................................     Delaware
MLD Properties, Inc. .......................................     Delaware
MLD Properties, LLC ........................................     Delaware
NH Texas Properties Limited Partnership ....................     Texas
MLD Properties Limited Partnership .........................     Delaware
NHP Finance Corporation ....................................     Delaware